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                                                                    Exhibit 10.1



                                      NCR

                  SUPPLEMENTAL PENSION PLAN FOR AT&T TRANSFERS



                       Restated Effective January 1, 1997
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                                    PREAMBLE

     NCR Corporation ("NCR") adopted this NCR SUPPLEMENTAL PENSION PLAN FOR AT&T TRANSFERS (the "Plan") effective as of January 1, 1995, to assist in attracting and retaining highly qualified candidates to fill key positions, by providing a pension guarantee that ensured no lost pension for senior level employees who transferred from AT&T to NCR.

     NCR hereby amends and restates the Plan as set forth in the following pages, effective January 1, 1997. No individuals transferring from AT&T to NCR on or after January 1, 1997 will be added to the Plan.
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                                      NCR
                  SUPPLEMENTAL PENSION PLAN FOR AT&T TRANSFERS


                                   ARTICLE I

                                  Definitions
                                  -----------

     Wherever used herein, the following terms have the meanings indicated:

     1.1 "AT&T" means AT&T Corp., a New York corporation, the parent company of AT&T Global Information Solutions Company.

     1.2  "AT&T Pension Plan" means the AT&T Management Pension Plan.

     1.3 "AT&T Retirement Plans" means the retirement plans sponsored by AT&T which provide retirement benefits to Participants in this Plan, as described in Section 3.3.

     1.4  "Board of Directors" means the Board of Directors of NCR.

     1.5  "Code" means the Internal Revenue Code of 1986, as amended.

     1.6  "NCR" means NCR, a Maryland corporation, and its subsidiaries.

     1.7  "NCR Pension Plan" means the NCR Pension Plan.

     1.8  "NCR Savings Plan" means the NCR Savings Plan.

     1.9 "NCR Retirement Plans" means the plans sponsored by NCR which provide retirement benefits for Participants in this Plan, as described in
Section 3.2.

     1.10 "Participant" means each individual who participates in the Plan in accordance with Article II.

     1.11 "Plan" means this NCR Supplemental Pension Plan for AT&T
Transfers, as set forth in this document and in any amendments from time to time made hereto.
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                                   ARTICLE II

                         Eligibility and Participation
                         -----------------------------


     2.1 Eligibility. An individual is eligible to participate in this Plan if he or she transferred directly from AT&T to NCR on or after January 1, 1994 and prior to January 1, 1997, in a D-Band or higher position. Certain individuals who transferred from AT&T to NCR prior to January 1, 1994, who are listed in Appendix A, are also eligible to participate in this Plan. From and after January 1, 1997, no new participants will be added to the Plan.

     2.2 Participation. An eligible individual shall become a Participant in this Plan when he or she satisfies all of the following requirements:

     (a) retires while serving in an E-Band position or higher, and his or her service with NCR in that capacity equals or exceeds five years. For individuals who transferred to NCR from AT&T Corp. on or after September 13, 1991 and before January 1, 1997, service with AT&T Corp. prior to such transfer will count as service with NCR for this purpose; and

     (b) attains Early Retirement Age (as defined in the NCR Pension Plan) while employed by NCR or AT&T.

     2.3 Forfeiture of Benefits. All benefits for which a Participant would otherwise be eligible shall be forfeited if the Participant, without the consent of NCR, while employed by NCR or after termination of such employment, the Participant becomes associated with, employed by or renders services to, or owns an interest in (other than as a shareholder with a nonsubstantial interest in such business) that is in competition with NCR.

     All benefits for which a Participant would otherwise be eligible shall also be forfeited if a Participant is terminated by NCR for cause, or is determined by the Board to have engaged in misconduct in connection with the Participant's employment with NCR.
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                                  ARTICLE III

                                    Benefits
                                    --------

     3.1 Calculation of Benefit. Each Participant shall be entitled to a benefit under this Plan expressed as a single life annuity with an annual payment equal to (b) minus (a) as follows:

     (a) the present value of the benefits to which the Participant is entitled to receive from the NCR Retirement Plans.

     (b)  the present value of the difference between (1) and (2) below:

          (1) the benefits which the Participant is entitled to receive from the Participant's AT&T Retirement Plans, and

          (2) the total benefits to which the Participant would have been entitled from the AT&T Retirement Plans if the Participant had continued in employment covered by the AT&T Retirement Plans during the time worked for NCR.

     3.2 NCR Retirement Plans. The NCR Retirement Plans shall include the following:

          (1) the NCR Pension Plan, including the PensionPLUS component,

          (2) NCR contributions to the NCR Savings Plan,

          (3) the Retirement Plan for Officers of NCR Corporation (known as "SERP II"), including the restricted stock grants associated with that plan,

          (4) the NCR Mid-Career Hire Supplemental Pension Plan, and

          (5) the NCR Nonqualified Excess Plan.

     If NCR adopts a retirement plan in addition to or in replacement of any of the above listed plans, for which Participants in this Plan will be eligible, such plan will be included as an NCR Retirement Plan for purposes of this Plan, if the Senior Vice President of Global Human Resources for NCR signs an amendment to this Plan designating such plan an "NCR Retirement Plan."

     3.4 AT&T Retirement Plans. The AT&T Retirement Plans shall include the following:

     (a)  the AT&T Management Pension Plan,
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     (b)  the AT&T Non-Qualified Pension Plan,

     (c) the AT&T 415 Excess Plan, if the Participant is not eligible for the AT&T Non-Qualified Pension Plan, and

     (d)  AT&T matching contributions to the AT&T Savings Plan.

     If AT&T adopts a retirement plan in addition to or in replacement of any of the above listed plans, for which a Participant would have been eligible if the Participant had remained covered by the AT&T Retirement Plans, such plan will be included as an AT&T Retirement Plan for purposes of this Plan, if the Senior Vice President of Global Human Resources for NCR signs an amendment to this Plan designating such plan an "AT&T Retirement Plan."

     3.5 Assumed Participation in Retirement Plans. For determining the benefit a Participant would have received from either the AT&T Retirement Plans or the NCR Retirement Plans, the following assumptions will be made:

     (a) while a Participant is in a position with NCR that is equivalent to an officer position at AT&T, the Participant will be assumed to be a participant in the AT&T Non-Qualified Pension Plan.

     (b) While a Participant is in a position with NCR that is not equivalent to an officer position at AT&T, the Participant will be assumed to be a participant in the AT&T 415 Excess Plan, but not the AT&T Non-Qualified Pension Plan.

     (c) A Participant will be assumed to have made contributions to the AT&T and NCR savings plans entitling him or her to the maximum company matching contributions each year, and the company matching contributions will be assumed to have been invested in a conservative investment strategy, and to have remained in the plan during the Participant's employment.

     (d) A Participant will be assumed to have earned the same compensation at AT&T as earned at NCR. Adjustments will be made as necessary to account for differences in payroll codes between AT&T and NCR.

     3.6 Valuation of Benefits. The present value of either the NCR or AT&T benefits shall be determined as of the first day of the month following the date of the Participant's termination of employment (the "Valuation Date"), as follows:

     (a) For retirements at or after age 62, grants of restricted stock under SERP II shall be valued at the closing price on the Valuation Date. For retirements occurring before age 62, the benefit initially will be calculated without regard to the grant of restricted stock under SERP II. A second calculation will be made as
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     of the first day of the month following the Participant's attainment of age
     62 using the fair market value of the stock on that date, and the Participant's benefit will be adjusted accordingly on a prospective basis.

     (b) Benefits payable as an annuity shall be valued as the annual benefit payable as of the Valuation Date.

     (c) Benefits payable in lump sum form shall be expressed as the annual benefit payable from a single life annuity, using the following assumptions:

          (1) the applicable mortality rate in the annual rates of mortality developed by AT&T for purposes of the AT&T Pension Plan, and

          (2) the immediate interest rate published by the Pension Benefit Guaranty Corporation for purposes of determining the lump sum present value of a monthly benefit upon termination of a pension plan. Such rate shall be that in effect at the beginning of the calendar quarter that coincides with or next precedes the date a Participant leaves the employment of NCR.

     3.7 Death Benefits. If an individual eligible for benefits from this Plan dies before retirement, but after age 55 and after becoming eligible to receive a benefit from this Plan, a death benefit will be paid to the individual's spouse (if any), if the spouse is living at the time the death benefit is to commence. The benefit shall equal the survivor benefit that would have been payable to the spouse from the Plan if the Participant had retired on the day before the date of death and selected a 50% joint and survivor annuity. The death benefit shall commence immediately and be paid as a monthly annuity for the life of the spouse.

     3.8  Return to AT&T. If an individual (1) transferred from AT&T to NCR and
(2) was eligible for participation in this Plan while at NCR, and (3) left NCR and immediately returned to service with AT&T prior to January 1, 1997; the individual will be entitled to a benefit from this Plan only if the individual on the date of such transfer back to AT&T (1) was eligible for a Service Pension from AT&T, (2) had attained Early Retirement Age (as defined in the NCR Pension
Plan), and (3) had completed at least five years (at NCR or AT&T or both in combination) in an E-Band or higher position. The benefit will be calculated by determining the total benefits from the AT&T Retirement Plans which the individual would have received for all service if the individual had remained covered by the AT&T Retirement Plans during service with NCR, and subtracting the actual benefits received by the individual from the AT&T Retirement Plans. If this amount is greater than the actual benefits received by the individual from NCR for the years of service with NCR, the individual will be entitled to a benefit from this Plan equal to the difference.
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                                   ARTICLE IV

                            Distribution of Benefits
                            ------------------------

     4.1 Form of Distribution. The benefit to which a Participant is entitled pursuant to Section 3.1 shall be paid in the same form of annuity as the Participant's benefit is paid from the qualified pension plan of the company (either AT&T or NCR) employing the Participant at the time the Participant retires. If the Participant's qualified pension plan benefit is paid as a joint and survivor annuity, the benefit from this Plan will be paid as an equivalent joint and survivor annuity, with the Participant's spouse at the time of retirement entitled to the survivor benefit if the spouse survives the Participant.

     4.2 Commencement of Benefits. A Participant's benefit from this Plan shall commence on the same day as the Participant's benefits commence from the qualified retirement plan of the company (either AT&T or NCR) employing the Participant at the time the Participant retires.

     4.3 Reemployment. If a Participant commences receiving benefits under this Plan and is subsequently reemployed on a full-time basis by NCR, payments from this Plan shall be permanently suspended during the period of reemployment, and the Participant shall resume participation in this Plan.

     4.4  Payment of Benefits. NCR will pay benefits under the Plan.


                                   ARTICLE V

                          Unfunded Nature of the Plan
                          ---------------------------

     5.1 Unfunded Plan. This Plan shall be unfunded. The funds used for payment of benefits hereunder and of the expenses of administration hereof shall, until such actual payment, continue to be a part of the general funds of NCR, and no person other than NCR shall, by virtue of this Plan, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from NCR under this Plan, such right shall be no greater than the right of any unsecured general creditor of NCR.

                                   ARTICLE VI

                           Administration of the Plan
                           --------------------------

     6.1 Plan Administration. The Plan shall be administered by NCR. NCR shall have the exclusive authority and responsibility for all matters in connection with the
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operation and administration of the Plan. NCR shall have all powers necessary or appropriate to carry out their duties, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits. Decisions of NCR shall be final and binding on all parties.

     6.2 Delegation of Administrative Duties. NCR may, from time to time, delegate to any person or persons or organizations any of their rights, powers, and duties with respect to the operation and administration of the Plan.

     6.3 Determination of Eligibility. In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, the decisions of NCR, based upon this Plan and the records of NCR and AT&T, shall be final and binding.

                                  ARTICLE VII

                           Amendments and Termination
                           --------------------------

     7.1 Termination. This Plan shall terminate when all benefits payable under the terms of the Plan have been paid. NCR in its discretion may terminate the Plan at any time, provided, however, that no such action shall adversely affect the right of any Participant (or Beneficiary) to a benefit to which he or she has become entitled pursuant to this Plan.

     7.2 Amendment. NCR may amend the Plan, provided that no such action shall adversely affect the right of any Participant (or Beneficiary) to a benefit to which he or she has become entitled pursuant to this Plan.

                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------

     8.1 Governing Law. This Plan shall be construed in accordance with the laws of the State of Ohio.

     8.2 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall continue to be fully effective.

     8.3 No Additional Rights. Participation in this Plan shall not give to any employee the right to be retained in the employ of NCR nor any right or interest in this Plan other than as herein specifically provided. No employee shall have any right to a benefit under this Plan unless he or she meets the conditions specified in Sections 2.1 and 2.2.
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     8.4  Expenses. Expenses of the Plan shall be paid by NCR.

     8.5 Facility of Payment. Any payment to a Participant, a spouse of a Participant, or the legal representative of either, in accordance with the terms of this Plan, shall to the extent thereof be in full satisfaction of all claims such person may have against NCR hereunder, which may require such payee, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by NCR.

     8.6 Single Monthly Payment. The benefit payable from this Plan and any benefits to which a Participant is entitled from other nonqualified plans sponsored by NCR may be combined and paid by a single monthly check, in the discretion of NCR.

     8.7 Exemption From ERISA. This Plan is intended to qualify for exemption from Parts II, III and IV of the Employee Retirement Income Security Act of 1974 ("ERISA") as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     IN WITNESS WHEREOF, NCR has caused this Plan to be executed on this 20th day of December, 1996.

                               NCR CORPORATION



                               By: /Richard H. Evans/
                                   ---------------------------------------------
                                   Richard H. Evans
                                   Senior Vice President, Global Human Resources